Exhibit 32

ASPEN EXPLORATION CORPORATION

     Certification pursuant to 18 U.S.C. §1350 of the
Chief Executive Officer and Chief Financial Officer

     In connection with the Annual Report on Form 10-KSB (the “Report”) of Aspen Exploration Corporation (the “Company”) for the year ended June 30, 2008, each of the undersigned R.V. Bailey, the Chief Executive Officer of the Company, and Kevan B. Hensman, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

     1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 29, 2008	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer

September 29, 2008	/s/ Kevan B. Hensman
Kevan B. Hensman, Chief Financial Officer